UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported):  January 8, 2009

TONGLI PHARMACEUTICALS (USA), INC.
(Exact name of registrant as specified in charter)

Delaware	0-52954	84-1090791
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

125 Maiden Lane, Suite 309, New York, NY	10038
(Address Of Principal Executive Offices)	(Zip Code)

(212) 797-9877
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2009, the Board of Directors of the Company by unanimous written consent approved and ratified the appointment, effective as of September 1, 2008, of Dr. Hui (David) Shao to serve as a director of the Company.  Dr. Shao is currently Senior Vice President of Finance of China Aoxing Pharmaceutical Company, Inc. (“China Aoxing”), a vertically integrated pharmaceutical company specializing in research, development, manufacturing and marketing of a broad range of narcotics and pain management pharmaceutical products in China.  Dr. Shao joined China Aoxing in January 2007 after ten years working in various aspects of the pharmaceutical industry. From 2003 to 2006, Dr. Shao served as a buy-side healthcare analyst for investment firms, initially Mehta Partners LLC and then Kamunting Street Asset Management. From 1997 to 2003 Dr. Shao was employed as Principal Scientist by Roche Pharmaceuticals in Nutley, New Jersey. Dr. Shao was awarded a B.S. in Polymer Chemistry at the University of Science and Technology in China. He then earned a Ph.D. in Organic Chemistry at the University of California, San Diego, and an M.B.A. in Finance and Accounting from the Stern School of Business at New York University.

In addition, the Board ratified the acceptance on December 23, 2008 of the resignation of Yao Yuan as Chief Financial Officer of the Company.  There were no disagreements between Yao Yuan and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in her resignation.  Upon acceptance of her resignation, the Board of Directors appointed Ms. Yao to the position of Executive Senior Vice President of the Company.

Similarly by such unanimous written consent, effective as of December 23, 2008, the Board of Directors appointed Yibin Yang to serve as Chief Financial Officer of the Company.  Mr. Yang initially serves as the Chief Financial Officer and Senior Vice President on the terms orally agreed with Yao Mingli providing for an annual base salary of $84,000 per annum and the receipt of 100,000 shares of the Company’s Common Stock  for the year ending December 31, 2009. Before he joined Tongli Pharmaceuticals, Mr. Yang worked as an equity research analyst with various leading investment banks for three years, most recently with J.P. Morgan from June to December 2008, and prior to that with Bear Stearns from October 2006 until June 2008 and Longbow from March 2006 until October 2006. Before his tenure on Wall Street, Mr. Yang had been with Philips Electronics for more than seven years, serving at different capacities from February 1999 to March 2006.  Mr. Yang earned an MBA in Finance and Accounting from Stern School of Business at New York University.

Neither Hui Shao nor Yibin Yang has any family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which either Mr. Shao or Mr. Yang had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TONGLI PHARMACEUTICALS (USA), INC.

Date: January 14, 2009	By:	/s/ Yao Mingli
Name: Yao Mingli
Title: Chairman and CEO